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                                 Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Atlantic Pharmaceuticals, Inc.



We consent to incorporation by reference in this Registration Statement on Form S-8 of Atlantic Pharmaceuticals, Inc. (a development stage company), for the 1995 Stock Option Plan, of our reported dated February 25, 1998, relating to the consolidated balance sheets of Atlantic Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in three-year period ended December 31, 1997 and for the period from July 13, 1993 (inception) to December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-KSB of Atlantic Pharmaceuticals, Inc.



                                       /s/ KPMG Peat Marwick LLP
                                       --------------------------------------
                                       KPMG Peat Marwick LLP


Raleigh, North Carolina
March 19, 1998